UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2022

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-55018 (Commission File Number)	46-2111820 (IRS Employer Identification No.)

5580 Peterson Lane, Suite 120 Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number, including area code: (800) 497-6059

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 relating to the Amendment, the Reverse Stock Split, Authorized Share Increase and Correction (each as defined and discussed in Item 5.03), is incorporated in this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Current Report on Form 8-K filed by Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” and “us”) with the Securities and Exchange Commission (the “Commission” or the “SEC”) on January 18, 2022, effective on January 11, 2022, shareholders holding a majority of our outstanding voting shares (collectively, the “Majority Shareholders”), representing an aggregate of 51.4% of the total voting shares as of such date, executed a written consent in lieu of a special meeting of shareholders (the “Majority Shareholder Consent”), approving among other things, the grant of discretionary authority for our Board of Directors, without further shareholder approval, to effect a reverse stock split of all of the outstanding common stock of the Company, by the filing of an amendment to our Articles of Incorporation with the Secretary of State of Nevada, in a ratio of between one-for-two and one-for-fifty, with the Company’s Board of Directors having the discretion as to whether or not the reverse split is to be effected, and with the exact exchange ratio of any reverse split to be set at a whole number within the above range as determined by the Board of Directors in its sole discretion, at any time before the earlier of (a) December 31, 2022; and (b) the date of the Company’s 2022 annual meeting of shareholders (the “Shareholder Authority”) and an amendment to our Articles of Incorporation to increase the number of our authorized shares of common stock from 750,000,000 to 800,000,000 (the “Authorized Share Increase”).

On March 4, 2022, the Board of Directors approved a stock split ratio of 1-for-25 (“Reverse Stock Split”) in connection with the Shareholder Authority, provided that such approval was subject in all cases to approval of such Reverse Stock Split by the Financial Industry Regulatory Authority (FINRA), and the filing of an amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada. On March 29, 2022, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of Nevada to affect the Reverse Stock Split and the Authorized Share Increase (the “Amendment”), which became effective at 2:00:01 A.M., Central Standard Time, on March 31, 2022.

The Amendment when filed included certain errors, including the form of amendment to be used for amended and restated articles of incorporation, and on March 29, 2022, the Company filed a Certificate of Correction with the Secretary of State of Nevada, amending and correcting such Amendment (the “Correction”), which was effective as of the original date and timing of the Amendment filing. References throughout this Form 8-K to the “Amendment” include corrections affected by the Correction.

Reason for the Reverse Stock Split

The Reverse Stock Split was effected solely in an effort to enable the Company to meet the minimum share price requirement of the NASDAQ Capital Market (i.e., $4.00 per share) for its common stock in connection with a planned uplisting of its common stock to the NASDAQ Capital Market; provided that such Reverse Stock Split may not result in the Company’s common stock meeting the minimum price requirements of the NASDAQ Capital Market for any period of time, including the required time period required by NASDAQ Capital Market Rules, and the Company’s previously filed application to uplist its common stock to the NASDAQ Capital Market may not be approved in the future. As a result, the Company’s common stock may never be approved for uplisting on the NASDAQ Capital Market.

Effects of the Reverse Stock Split and Authorized Share Increase

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split became effective at 2:00:01 a.m. Central Standard Time on March 31, 2022 (the “Effective Date”), and at the start of trading on March 31, 2022, the shares of common stock will begin trading on a split-adjusted basis. In connection with the Reverse Stock Split, the Company’s shares of common stock will continue to be quoted on the OTC Pink Market maintained by OTC Markets and will trade under a new CUSIP Number, 753431204, provided that the Company’s common stock will trade under a new and temporary ticker symbol “RTSLD” for a period of 20 business days including the effective date of the Reverse Stock Split. After the conclusion of the 20-business day period, the Company’s common stock will resume trading under its previous ticker symbol “RTSL”.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each shareholder were converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the Reverse Stock Split, divided by (ii) twenty-five (25).

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split common stock to any shareholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Because the Amendment did not reduce the number of authorized shares of the Company’s common stock, the effect of the Amendment and the Reverse Stock Split and Authorized Share Increase is to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding (including in connection with the Authorized Share Increase).

Non-Certificated Shares; Certificated Shares. Shareholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Shareholders who hold shares in certificate form may (but are not required to) send their certificates to the Company’s transfer agent (Securities Transfer Corporation) so that the transfer agent can issue a new share certificate reflecting the terms of the Reverse Stock Split. Please contact Securities Transfer Corporation directly for information on how to send in certificates and the related fees at (469) 633-0101. Please do not sent in any certificates without first contacting the Company’s transfer agent.

Articles of Amendment to Articles of Incorporation. The Reverse Stock Split and Authorized Share Increase was affected by the Company filing the Amendment with the Secretary of State of the State of Nevada on March 29, 2022. The Amendment was not effective until the Effective Date. As discussed above, the shareholders previously granted authority to the Board of Directors of the Company to complete the Reverse Stock Split pursuant to the Shareholder Authority, which authority the Board of Directors relied upon in approving the filing of the Amendment and the shareholders previously approved the Authorized Share Increase.

Capitalization. As of March 30, 2022 (immediately prior to the Effective Date), there were 193,666,921 shares of common stock outstanding and 750,000,000 shares of common stock authorized. As a result of the Reverse Stock Split, there are approximately 7,746,677 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares) and as a result of the Authorized Share Increase, there are now 800,000,000 shares of authorized common stock. The Reverse Stock Split will not have any effect on the stated par value of the common stock or the number of authorized shares of common stock following the Authorized Share Increase (800,000,000 shares).

The Reverse Stock Split does not affect the Company’s authorized preferred stock. After the Reverse Stock Split, the Company’s authorized preferred Stock of 100,000,000 shares remained unchanged. Additionally, the Reverse Stock Split will not affect the par value of the preferred stock, or previously designated series of preferred stock, except to affect, where applicable, the conversion rates and voting rights of such preferred stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

Generally, options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 25 and multiplying the exercise or conversion price thereof by 25, as a result of the Reverse Stock Split. Additionally, the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

The forgoing description of the Amendment and Correction is qualified in its entirety by reference to the full text of the Amendment and Correction, filed herewith as Exhibits 3.1 and 3.2, and incorporated herein by reference in their entirety.

Item 7.01	Regulation FD Disclosure.

On March 31, 2022, the Company issued a press release announcing the effectiveness of the 1-for-25 reverse stock split of the Company’s issued and outstanding common stock. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed herewith:

Exhibit No.	Description

3.1*

Articles of Amendment to Articles of Incorporation of Rapid Therapeutic Science Laboratories, Inc. (1-for-25 Reverse Stock Split of Common Stock) filed with the Nevada Secretary of State on March 29, 2022, and effective March 31, 2022.

3.2*	Certificate of Correction filed with the Secretary of State of Nevada on March 29, 2022.

99.1**	Press Release Dated March 31, 2022.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

*Filed herewith.

**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: March 31, 2022

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer